Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 2, 2026 (the “Acquisition Date”), Gibraltar Industries, Inc. (“Gibraltar”) completed the previously announced acquisition of OmniMax International, LLC (“OmniMax”). Pursuant to the Securities Purchase Agreement, dated November 16, 2025 (the “Purchase Agreement”), by and among Gibraltar, Barnsbury Estate LLC (“Seller”) and Arundel Square Garden, LLC (“Arundel”), Gibraltar purchased from Seller all of the issued and outstanding equity interests of Arundel, which is the indirect owner of 100% of OmniMax (the “Acquisition”). The all-cash transaction was valued at $1.335 billion, subject to customary adjustments.

The Acquisition will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) (pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”)), with Gibraltar treated as the “acquirer” and OmniMax treated as the “acquired” company for financial reporting purposes. Gibraltar will control OmniMax as it will beneficially own 100% of the outstanding membership interests in OmniMax. The unaudited pro forma condensed combined financial statements were prepared in accordance with the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective estimated fair values with any excess purchase price allocated to goodwill. Significant estimates and assumptions were used in determining the preliminary purchase price and the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined financial statements. The process of valuing the net assets of OmniMax immediately prior to the business combination for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

In connection with the closing of the Acquisition, Gibraltar entered into new senior secured term loan facilities in an aggregate principal amount of $1.3 billion (the “Term Loans”), and a new, upsized, senior secured $500 million revolving credit facility (the “Revolving Credit Facility”). Proceeds from the Term Loans, together with borrowings under the Revolving Credit Facility and cash on hand, were used to fund the Acquisition, to refinance certain indebtedness in connection therewith, to pay related fees, costs and expenses and to fund certain upfront fees.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Article 11 of Regulation S-X provides requirements to depict the accounting for the Acquisition (“Transaction Accounting Adjustments”) and the option to present reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Gibraltar has elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial statements. The results set forth in the unaudited pro forma condensed combined financial information include adjustments that give effect to events that are directly attributable to the Acquisition.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the Acquisition and the debt financing (see Note 6 for further details) as if they were consummated on December 31, 2025, and combines the audited consolidated balance sheet of Gibraltar as of December 31, 2025 with the audited consolidated balance sheet of OmniMax as of December 31, 2025.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Acquisition and the debt financing (see Note 6 for further details) as if they were consummated on January 1, 2025, the first day of Gibraltar’s fiscal year 2025, and combines the audited consolidated statement of operations of Gibraltar for the year ended December 31, 2025 with the audited consolidated statement of operations of OmniMax for the year ended December 31, 2025.

This unaudited pro forma condensed combined financial information has been prepared using the following financial statements:

•
Gibraltar’s audited consolidated financial statements, and the related notes thereto, as of and for the year ended December 31, 2025 on Form 10-K filed with the Securities and Exchange Commission on February 26, 2026; and

•	OmniMax’s audited consolidated financial statements, and the related notes thereto, as of and for the year ended December 31, 2025 included in this Current Report on Form 8-K.

The unaudited pro forma combined condensed financial statements should be read in conjunction with Gibraltar’s and OmniMax’s historical financial statements described above, and the accompanying notes to the unaudited pro forma combined condensed financial statements, which describe the assumptions and estimates underlying the adjustments set forth therein. The pro forma adjustments, which management believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information. Accordingly, the actual financial condition or performance of Gibraltar following completion of the Acquisition in subsequent periods may differ materially from that which is reflected in the unaudited pro forma combined condensed financial statements. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Transactions in subsequent periods may differ materially from that which is reflected in the unaudited pro forma combined condensed financial statements. Additionally, the final determination of the purchase consideration and purchase price allocation, upon the completion of the Acquisition, will be based on OmniMax’s net assets as of the Acquisition Date and will depend on a number of factors that cannot be predicted with certainty at this time. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition and the debt financing had been completed on the dates set forth above, nor is it indicative of future results or financial position. The unaudited pro forma combined condensed financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other activities, or the recognition of any cost increases or dis-synergies that might result from the Acquisition.

In an effort to present the unaudited pro forma condensed combined financial statements in a manner that we believe is clear and most useful to the potential users of these unaudited pro forma condensed combined financial statements, we have presented the values contained herein in thousands (unless otherwise stated).

GIBRALTAR INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2025
(in thousands)

	Historical		Pro forma
	Gibraltar (Historical)	OmniMax, Reclassified Note 8(a)	Transaction Adjustments	Note 5	Financing Adjustments	Note 6	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	115,724	10,757	(1,343,786)	(a)	1,279,378	(a)	62,073
Trade receivables, net	120,327	51,353	-		-		171,680
Costs in excess of billings, net	26,799	-	-		-		26,799
Inventories, net	116,770	128,207	7,308	(c)	-		252,285
Prepaid expenses and other current assets	56,904	9,668	-		-		66,572
Assets of discontinued operations	192,362	-	-		-		192,362
Total current assets	628,886	199,985	(1,336,478)		1,279,378		771,771
Property, plant and equipment, net	130,456	60,978	667	(d)	-		192,101
ROU assets	55,355	83,857	30,666	(e)	-		169,878
Goodwill	415,032	120,688	430,824	(f)	-		966,544
Customer relationships, net	109,092	179,653	350,347	(g)	-		639,092
Other intangibles, net	34,464	18,810	91,190	(g)	-		144,464
Other assets	20,318	7,204	(17,838)	(j)	-		9,684
Total assets	1,393,603	671,175	(450,622)		1,279,378		2,893,534

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	108,216	39,580	-		-		147,796
Accrued expenses	155,807	42,903	(6,733)	(e), (i), (h)	-		191,977
Billings in excess of costs	8,879	-	-		-		8,879
Current portion of long-term debt	-	5,960	(5,960)	(h)	13,877	(a)	13,877
Liabilities of discontinued operations	93,120	-	-		-		93,120
Total current liabilities	366,022	88,443	(12,693)		13,877		455,649
Long-term debt	-	599,780	(599,780)	(h)	1,265,501	(a)	1,265,501
Deferred income taxes	5,116	1,369	16,248	(j)	-		22,733
Non-current operating lease liabilities	46,199	86,540	21,386	(e)	-		154,125
Other non-current liabilities	25,868	5,538	(1,400)	(k)	-		30,006
Total liabilities	443,205	781,670	(576,239)		1,279,378		1,928,014

Stockholders’ equity:
Preferred stock, $0.01 par value;	-	-	-		-		-
Common stock, $0.01 par value;	345	201,658	(201,658)	(b)	-		345
Additional paid-in capital	353,018	-	-		-		353,018
Retained earnings (accumulated loss)	831,463	(307,716)	322,838	(b), (i)	-		846,585
Accumulated other comprehensive loss	(3,683)	(4,437)	4,437	(b)	-		(3,683)
Treasury stock, at cost	(230,745)	-	-		-		(230,745)
Total stockholders’ equity (deficit)	950,398	(110,495)	125,617		-		965,520
Total liabilities and stockholders’ equity (deficit)	1,393,603	671,175	(450,622)		1,279,378		2,893,534

See accompanying notes to unaudited pro forma financial information.

GIBRALTAR INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(in thousands)

	Historical		Pro Forma

	Gibraltar (Historical)	OmniMax, Reclassified Note 8(b)	Transaction Adjustments	Note 7	Financing Adjustments	Note 6	Pro Forma Combined
Net sales	1,135,501	517,584	-		-		1,653,085
Cost of sales	830,310	374,159	8,937	(a)	-		1,213,406
Gross profit	305,191	143,425	(8,937)		-		439,679
Selling, general, and administrative expense	182,440	104,930	23,278	(b)	-		310,648
Operating income	122,751	38,495	(32,215)		-		129,031
Interest (income) expense, net	(1,747)	56,310	(56,365)	(c)	82,096	(b)	80,294
Other (income), net	(2,078)	(998)	-		-		(3,076)
Income (loss) before taxes from continuing operations	126,576	(16,817)	24,150		(82,096)		51,813
Provision for income taxes	29,020	985	6,279	(d)	(21,345)	(c)	14,939
Net income (loss) from continuing operations	97,556	(17,802)	17,871		(60,751)		36,874

Earnings per share from income from continuing operations:
Basic	3.27						1.23
Diluted	3.25						1.23

Weighted average number of shares outstanding:
Basic	29,875						29,875
Diluted	29,984						29,984

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the transaction

On November 16, 2025, Gibraltar entered into the Purchase Agreement with Seller and Arundel. On the Acquisition Date, pursuant to the terms of the Purchase Agreement, Gibraltar purchased 100% of the issued and outstanding equity interests of Arundel, which is the 100% indirect owner of OmniMax, for cash consideration (as further described in Note 3).

Additionally, OmniMax’s historical debt was repaid by Gibraltar in connection with the Acquisition (as further described in Note 6). To fund the Acquisition, Gibraltar used a combination of existing cash resources and proceeds from committed debt financing of $1.8 billion (as further described in Note 6).

Note 2 – Basis of presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The Acquisition will be accounted for under the acquisition method of accounting for business combinations pursuant to the provisions of ASC 805 with Gibraltar treated as the “acquirer” and OmniMax treated as the “acquired” company for financial reporting purposes. Gibraltar will control OmniMax as it will beneficially own 100% of the outstanding membership interests in OmniMax. Under the acquisition method of accounting, the estimated purchase price will be allocated to OmniMax’s assets acquired and liabilities assumed based upon their estimated fair values, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, at the date of completion of the Acquisition. Any excess purchase price over the preliminary estimate of the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Significant judgment is required in determining the preliminary fair values of identified intangible assets, property, plant and equipment, inventories, certain other assets, and assumed liabilities. These preliminary valuations of assets acquired, and liabilities assumed are determined using market, income and cost approaches from the perspective of a market participant, which requires estimates and assumptions including, but not limited to, estimating future cash flows in addition to developing the appropriate market discount rates and obtaining available market pricing for comparable assets. The final valuation may materially change the allocation of the purchase price, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The historical audited and unaudited consolidated financial statements of Gibraltar were prepared in accordance with US GAAP and are presented in US dollars. The historical audited consolidated financial statements and unaudited consolidated financial statements of OmniMax were prepared in accordance with US GAAP and shown in US dollars. Certain reclassifications have been made in order to align the historical presentation of OmniMax to Gibraltar. Refer to Note 8 for these reclassification adjustments.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the Acquisition and the debt financing as if they were consummated on December 31, 2025 and combines the audited consolidated balance sheet of Gibraltar as of December 31, 2025 with the audited consolidated balance sheet of OmniMax as of December 31, 2025.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma combined statements of operations for the year ended December 31, 2025 gives effect to the Acquisition and the debt financing (see Note 6 for further details) as if they were consummated on January 1, 2025, the first day of Gibraltar’s fiscal year 2025, and combines the audited consolidated statement of operations of Gibraltar for the year ended December 31, 2025 with the audited consolidated statement of operations of OmniMax for the year ended December 31, 2025.

The unaudited pro forma condensed combined financial information is based on the information available at the time of its preparation and is not necessarily indicative of what the actual results of operations and financial position would have been had the Acquisition and the debt financing taken place on the dates indicated, nor is it indicative of the future consolidated results of operations or financial position of Gibraltar. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The unaudited pro forma combined condensed financial statements are intended to provide information about the impact of the Acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have an impact on the consolidated results of operations or financial position of Gibraltar.

Accounting policies and reclassification

For the purposes of preparing the unaudited pro forma condensed combined financial information, Gibraltar conducted a preliminary review of OmniMax’s accounting policies to identify significant differences. Based on its preliminary review, management identified certain reclassification adjustments to conform OmniMax’s historical financial statement presentation to Gibraltar’s financial statement presentation (as presented in Note 8 below). Management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the financial statement classifications of the two entities which, when conformed, could have a material impact on the consolidated financial statements of OmniMax and Gibraltar. The unaudited pro forma condensed combined financial information has been prepared in a manner consistent with Gibraltar’s pre-Acquisition accounting policies.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 3 – Consideration transferred

The following table presents the preliminary estimate of the fair value of the consideration transferred for the Acquisition:

(in thousands)
Cash consideration to former shareholders (a)	$703,593
Indebtedness payoff (b)	630,193
Escrow payments (c)	10,000
Total consideration transferred	$1,343,786

Notes:

(a)	Reflects estimated cash consideration to Seller of $703.6 million.

(b)	Represents repayment of OmniMax’s existing debt of $630.2 million.

(c)	Represents amount deposited in escrow account of $10.0 million.

Note 4 – Preliminary fair values of assets acquired and liabilities assumed

The following table presents preliminary estimates of fair values of OmniMax’s assets that Gibraltar acquired and OmniMax’s liabilities that Gibraltar assumed as of the Acquisition Date. Gibraltar’s preliminary estimates are based on the information that was available as of the date of this filing. As discussed in Note 2 above, the preliminary estimated allocation will be subject to further refinement, as new information becomes available, and may result in material changes. These changes, as discussed herein, will primarily relate to the estimated fair value of the consideration transferred and the fair value assigned to all tangible and intangible assets and liabilities acquired and identified. The final purchase price and goodwill could differ significantly from the current estimate, which could materially impact these unaudited pro forma condensed combined financial statements.

(in thousands)
Preliminary purchase price consideration transferred (a)	$1,343,786
Assets acquired:
Cash and cash equivalents	$10,757
Trade receivables	51,353
Inventories, net	135,515
Prepaid expenses and other current assets	9,668
Property, plant and equipment, net	61,645
ROU assets	114,523
Customer relationships, net	530,000
Other intangibles, net	110,000
Other assets	7,204
Total preliminary fair value of assets acquired (b)	1,030,665
Liabilities assumed:
Accounts payable	39,580
Accrued expenses	51,292
Deferred income taxes	35,455
Non-current operating lease liabilities	107,926
Other non-current liabilities	4,138
Total preliminary fair value of liabilities assumed (c)	$238,391

Net assets acquired (d) = (b) – (c)	$792,274

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
This preliminary purchase price allocation has been used to prepare the Transaction Accounting Adjustments in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations presented above. The final purchase price allocation will be determined when Gibraltar has completed the detailed valuations and necessary calculations. The estimated purchase price of the Acquisition has been allocated on a preliminary basis to the acquired tangible and identifiable intangible assets and assumed liabilities based on management’s current estimate of fair value with the excess cost over net tangible and identifiable intangible assets acquired being determined as goodwill. Management retained the services of a third party to assist in the preliminary valuation of the identifiable intangible assets acquired. These allocations are subject to change pending a final determination of the purchase price of OmniMax, the identification of additional acquired assets and assumed liabilities and the allocation of the final purchase price to the fair value of acquired assets and assumed liabilities.

The completion of Gibraltar’s accounting for the Acquisition, including assessing accounting policies for conformity, the determination of final purchase price, the identification of acquired assets and assumed liabilities, the allocation of the final purchase price to the fair value of acquired assets and assumed liabilities and changes in the amortization periods of amortizable assets may cause differences from the information presented herein and those differences may be material.

Note 5 - Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025

a.	Represents consideration transferred to acquire OmniMax; refer to Note 3.

b.	Reflects elimination of the historical OmniMax’s member’s deficit represented by the following components:

As of
(in thousands)	December 31, 2025
Member’s capital	$201,658
Accumulated loss	(307,716)
Accumulated other comprehensive loss, net	(4,437)
OmniMax’s member’s deficit	$(110,495)

c.	Represents fair value step up adjustment of $7.3 million to existing inventory.

d.	Represents fair value step up adjustment of $0.7 million to existing property, plant and equipment.

e.	Represents adjustment to remeasure acquired lease liabilities and ROU assets in accordance with ASC 842, Leases. Details of adjustments to ROU assets and lease liabilities is provided below:

As of
(in thousands)	December 31, 2025
Elimination of OmniMax’s historical net book value of ROU assets	$(83,857)
Preliminary remeasurement of acquired ROU assets	114,523
Net pro forma transaction accounting adjustment to ROU assets, net	$30,666

As of
(in thousands)	December 31, 2025
Elimination of OmniMax’s historical non-current operating lease liabilities	$(86,540)
Preliminary remeasurement of non-current operating lease liabilities	107,926
Net pro forma transaction accounting adjustment to non-current operating lease liabilities	$21,386

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
As of
(in thousands)	December 31, 2025
Elimination of OmniMax’s historical current operating lease liabilities	$(4,921)
Preliminary remeasurement of current operating lease liabilities	5,678
Net pro forma transaction accounting adjustment to accrued expenses	$757

f.
Represents the elimination of $120.7 million of historical goodwill of OmniMax and the preliminary recognition of $551.5 million of goodwill pertaining to this Acquisition, which is not expected to be deductible for tax purposes.

g.
Represents the elimination of historical values of the OmniMax’s intangibles of $198.5 million, which includes $179.7 million of customer relationships and $18.8 million of trade names, and the preliminary recognition of $640.0 million of identifiable intangible assets attributable to the transaction. The following shows a breakdown of the preliminary fair value of intangible assets and their respective estimated useful lives:

(USD in thousands)	Estimated fair value	Estimated Useful Lives	Estimated annual amortization expense
Trade names	$110,000	18 years	6,111
Customer Relationships	530,000	15 years	35,333
Identifiable intangible assets	$640,000		41,444

Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final values assigned, amortization methodology used for each identifiable intangible asset and estimated useful lives for each identifiable intangible asset.

Refer to Note 7(b) for details of proforma adjustments pertaining to amortization of intangibles.

h.	Represents settlement of OmniMax’s outstanding debt by Gibraltar:

As of
(in thousands)	December 31, 2025
Accrued expenses	$343
Current portion of long-term debt	5,960
Long-term debt	599,780
Total outstanding debt	606,083

i.
Represents the accrual of Gibraltar’s non-recurring transaction costs of $15.1 million related to the transaction including fees expected to be paid for financial advisory services, legal services, and professional accounting services. These costs are expected to be incurred within twelve months from the consummation of the Acquisition. In addition, $8.0 million related to success-based costs incurred by OmniMax as a result of the sale were considered as assumed liabilities (forming part of liabilities assumed as per Note 4 above).

j.
Represents an increase to deferred tax liabilities of $34.1 million based on the blended foreign, federal, and state statutory rate of approximately 26% multiplied by the fair value adjustments related to the assets acquired and liabilities assumed with an offsetting adjustment to Goodwill. Further, certain consequential reclassification adjustments were made to Gibraltar’s deferred tax assets and liabilities reducing both amounts by $17.8 million. These estimates are subject to further review by management of Gibraltar and OmniMax, which may result in material adjustments to deferred taxes.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
k.	Represents the elimination of $1.4 million for Due to Investors/SVP Owners.

Note 6 – Financing Adjustments

In connection with Acquisition, Gibraltar entered into new senior secured term loan facilities in an aggregate principal amount of $1.3 billion and a new, upsized $500 million revolving credit facility (the “New Credit Facilities”).

Gibraltar financed the Acquisition in part using the net proceeds from the New Credit Facilities, which included a $650 million Term Loan A (the “Term Loan A”), and a $650 million Term Loan B (the “Term Loan B”) and borrowings under the new revolving credit facility in the amount of $10.0 million. The proceeds from the New Credit Facilities, issued at discount, were used to finance the Acquisition and to repay certain existing indebtedness of OmniMax, repayment of which is reflected as part of the consideration transferred (refer to Note 3).

a.
Represents the issuance of borrowings under the New Credit Facilities and the receipt of net cash proceeds of $1.279 billion after giving effect to original issue discounts, and other related financing costs. The borrowings under the New Credit Facilities are reflected as $13.9 million in the current portion of long‑term debt and $1.265 billion in long‑term debt on the pro forma balance sheet.

b.
Represents an adjustment to recognize interest expense and the amortization of debt issuance costs associated with the Term Loans, resulting in an incremental expense of $82.1 million on a pro forma basis.

c.
For Term Loan A, the applicable interest rate ranges from 1.375% to 2.25% for Term SOFR loans and 0.375% to 1.25% for Base Rate loans, in each case based on Gibraltar’s consolidated first lien net leverage ratio. For Term Loan B, the applicable interest rate ranges from 1.75% to 2.25% for Term SOFR loans and 0.75% to 1.25% for Base Rate loans, in each case based on Gibraltar’s consolidated first lien net leverage ratio. Interest on the Term Loans is currently based on SOFR+2.00% for Term Loan A and SOFR+2.25% for Term Loan B.  A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in incremental annual interest expense of approximately $1.6 million.

d.
Reflects the income tax effect of the unaudited pro forma financing adjustments, based on a blended foreign, federal, and state statutory rate of approximately 26%. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma condensed combined financial statements depending on post-Acquisition activities, including restructuring, if any.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 7 - Adjustments to the Unaudited Pro Forma Condensed Combined Statements

a.	Represents the following adjustments to cost of sales:

(in thousands)	Year ended December 31, 2025
Fair value step-up of the existing inventory written-off (Refer to note (i) below)	$7,308
Reversal of depreciation for historical property, plant & equipment	(7,340)
Recognition of depreciation on property, plant & equipment recognized as part of the Acquisition	7,415
Reversal of historical lease expense	(10,731)
Recognition of lease expense based on lease remeasurement as part of the Acquisition	12,285
Net pro forma transaction accounting adjustment—cost of sales expenses	$8,937

Notes:

i.
Represents adjustment to increase cost of goods sold by $7.3 million for the year ended December 31, 2025 as it is expected that the fair value step-up of the existing inventory will result in an increase to cost of goods sold as the existing inventory is expected to be sold within one year of the Acquisition.

b.	Represents the following adjustments to selling, general and administrative expenses:

(in thousands)	Year ended December 31, 2025
Reversal of historical amortization expense for historical intangibles	$(33,344)
Recognition of amortization pertaining to intangibles recognized as part of the Acquisition	41,444
Reversal of depreciation for historical property, plant & equipment	(1,999)
Recognition of depreciation on property, plant & equipment recognized as part of the Acquisition	2,019
Reversal of historical lease expense	(1,118)
Recognition of lease expense based on lease remeasurement as part of the Acquisition	1,154
Transaction costs expected to be incurred (Refer to note (i) below)	15,122
Net pro forma transaction accounting adjustment— selling, general and administrative expenses	$$23,278

Notes:

i.
Represents the accrual of Gibraltar’s non-recurring transaction costs of $15.1 million related to the Acquisition including fees expected to be paid for financial advisory services, legal services, and professional accounting services. These costs are expected to be incurred within twelve months from the consummation of the transaction.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
c.
Represents the elimination of interest expense of $56.4 million for the year ended December 31, 2025 related to the extinguishment of OmniMax’s term loan and incremental term loan upon consummation of the Acquisition.

d.
Reflects the income tax effect of the unaudited pro forma adjustments, based on a blended foreign, federal, and state statutory rate of approximately 26%. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma condensed combined financial statements depending on post-Acquisition activities, including restructuring, if any.

e.
The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net income from continuing operations for the year ended December 31, 2025. As there were no shares issued as part of the purchase price, basic and diluted pro forma weighted average shares outstanding are the same as the weighted average shares outstanding for the year ended December 31, 2025.

For the year ended December 31, 2025, the pro forma weighted average shares outstanding and proforma net income (loss) per share were calculated as follows:

(in thousands, except per share data)	Year ended December 31, 2025
Pro forma combined net income from continuing operations attributable to common stockholders	36,874
Historical weighted-average number of common shares outstanding
Basic	29,875
Diluted	29,984
Pro forma weighted-average number of common shares outstanding
Basic	29,875
Diluted	29,984
Pro forma net income per common share
Basic	1.23
Diluted	1.23

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 8 – Reclassification Adjustments

The tables below represent the reclassification adjustments for certain financial statement line items, as reported by OmniMax under US GAAP, to align with the expected classifications of Gibraltar, post-Acquisition. Those balances not specifically referenced below have been presented within the equivalent Gibraltar caption.

a.	Reclassification of OmniMax’s balance sheet to conform to Gibraltar’s presentation

OmniMax International, LLC
Balance Sheet as of December 31, 2025
Reclassification Adjustments

	OmniMax Historical	Reclassification	Notes	OmniMax Reclassified
Assets:
Current assets:
Cash and cash equivalents	10,757	-		10,757
Trade receivables	53,587	(2,234)	(a)	51,353
Inventories, net	128,207	-		128,207
Income taxes receivable	1,207	(1,207)	(b)	-
Prepaid expenses and other current assets	6,227	3,441	(a), (b)	9,668
Total current assets	199,985	-		199,985
Property, plant and equipment, net	60,978	-		60,978
ROU assets	83,857	-		83,857
Goodwill	120,688	-		120,688
Customer relationships, net	179,653	-		179,653
Other intangibles, net	18,810	-		18,810
Other assets	7,204	-		7,204
Total assets	$671,175	-		671,175

Liability and Stockholders’ equity
Current liabilities:
Current portion of long-term debt	5,960			5,960
Accounts payable	39,580	-		39,580
Accrued expenses	42,560	343	(c)	42,903
Accrued interest payable	343	(343)	(c)	-
Total current liabilities	88,443	-		88,443
Long-term debt	599,780	-		599,780
Deferred income taxes	1,369	-		1,369
Non-current operating lease liabilities		86,540	(d)	86,540
Other non-current liabilities		5,538	(e)	5,538
Due to investors/SVP owners	1,400	(1,400)	(e)	-
Other liabilities	90,678	(90,678)	(d), (e)	-
Total liabilities	781,670	-		781,670

Stockholders’ equity:		-
Member’s capital	201,658	-		201,658
Accumulated loss	(307,716)	-		(307,716)
Accumulated other comprehensive loss	(4,437)	-		(4,437)
Total member’s deficit	(110,495)	-		(110,495)
Total liabilities and member’s deficit	$671,175			671,175

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Notes:

a.	Represents reclassification of accrued revenue of $2.2 million from Trade receivables to Prepaid expenses and other current assets to conform to Gibraltar’s Balance Sheet presentation.

b.	Represents reclassification of $1.2 million from Income Tax Receivable to Prepaid expenses and other current assets to conform to Gibraltar’s Balance Sheet presentation.

c.	Represents reclassification of $0.3 million from Accrued interest payable to Accrued expenses to conform to Gibraltar’s Balance Sheet presentation.

d.	Represents reclassification of $86.5 million from other liabilities to non-current operating lease liabilities to conform to Gibraltar’s Balance Sheet presentation.

e.
Represents reclassification of $1.4 million from Due to Investors/SVP Owners and $4.1 million from other liabilities to other non- current liabilities to conform to Gibraltar’s Balance Sheet presentation.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
b.	Reclassification of OmniMax’s income statement to conform to Gibraltar’s presentation

OmniMax International, LLC
Income Statement for the Year Ended December 31, 2025
Reclassification Adjustments

Particulars	OmniMax Historical	Reclassification	Notes	OmniMax Reclassified
Net Sales	517,584	-		517,584
Cost of sales	366,819	7,340	(a)	374,159
Gross Profit	150,765	7,340		143,425
Selling, general, and administrative expense	53,354	51,576	(a), (b)	104,930
Depreciation and amortization	42,683	(42,683)	(a)	-
Other operating charges	16,233	(16,233)	(b)	-
Operating income	38,495	-		38,495
Interest (income) expense, net	(56,365)	(55)	(c)	56,310
Other (income), net	(1,053)	55	(c)	(998)
Loss before income taxes from continuing operations	(16,817)	-		(16,817)
Provision for income taxes	985	-		985
Income from continuing operations	(17,802)			(17,802)

Notes:

a.
Represents reclassification of $42.7 million of Depreciation and amortization by OmniMax as $7.3 million of Cost of sales and $35.3 million of Selling, general and administrative expense to conform to Gibraltar’s presentation.

b.	Represents reclassification of $16.2 million of Other operating charges by OmniMax as Selling, general and administrative expense to conform to Gibraltar’s presentation.

c.	Represents reclassification of Interest income by OmniMax as Interest (income) expense, net to conform to Gibraltar’s presentation.